As filed with the Securities and Exchange Commission on July 5, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) June 21, 2001
                                                          -------------

                                 RB ASSET, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)




         Delaware                           333-38673                           13-3973550
         ----------------------------------------------------------------------------------------
         (State or other                    (Commission                     (I.R.S. Employer
         jurisdiction of                    File Number)                    Identification No.)
         incorporation)

         645 Fifth Avenue, 8th Floor
         New York, New York                                                    10022
         ----------------------------------------------------------------------------------------
         (Address of principal executive offices)(Zip Code)


                                 (212) 848-0201
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

         As previously disclosed by the Company, motions by the parties for summary judgment were made in the pending lawsuit entitled Strome Global Income Fund et al. v. River Bank America et. al. in the Supreme Court of the State of New York, against the Company, certain of its predecessors and certain of its directors. On June 21, 2001, the court granted the plaintiff preferred stockholders' summary judgment motion, holding that they were entitled to a liquidating distribution, and ruled in favor of defendants in dismissing the plaintiff's request for a declaration prohibiting the Company's directors from seeking indemnification from the Company. The court did not issue a final order with respect to remedy. Depending on the final order rendered by the court, the Company will determine whether to appeal the court's decision.

         At a hearing before the court held on June 28, 2001, the court requested that the parties submit their respective proposals as to remedy and the amount of damages, if any, that should be awarded to the plaintiffs. The certificate of designation that sets forth the terms of the preferred stock provides for a preferred stock liquidating distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the issuer of the preferred stock "out of the assets of the Corporation which are legally available for distribution to shareholders under applicable law, or the proceeds thereof." The Company believes that any remedy or damages awarded in favor of the preferred stockholders would require a hearing to determine the appropriate remedy or amount of damages, if any. In view of the foregoing, the Company is at present unable to estimate the amount, if any, and the timing of any payment to the plaintiffs that the court may order.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RB ASSET, INC.
                                            (Registrant)


Date: July 5, 2001            By: /s/ Nelson L. Stephenson
                                  --------------------------------------
                                  Name:    Nelson L. Stephenson
                                  Title:   President and Chief Executive Officer